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                                                                    EXHIBIT 10.3


                  MASTER CONTINUING AND UNCONDITIONAL GUARANTY


To: Bank of America, N.A.


     1. The Guaranty. For valuable consideration, the undersigned (individually and collectively "Guarantor") hereby unconditionally guarantees and promises to pay promptly to Bank of America, N.A. ("Bank"), or order, in lawful money of the United States, any and all Indebtedness of Pacific Sunwear of California, Inc. ("Borrower") to Bank when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter. The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness. The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied. This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor's liability under any other guaranties signed by Guarantor. If more than one entity signs this Guaranty, their obligations under this Guaranty shall be joint and several.

     2. Definitions.

          (a) "Borrower" shall mean the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

          (b) "Guarantor" shall mean each entity signing this Guaranty, and, if more than one, then any one or more of them.

          (c) "Indebtedness" shall mean any and all debts, liabilities, and obligations of Borrower to Bank, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Bank by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Bank for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable. Indebtedness includes, without limitation, any and all obligations of Borrower to Bank for reasonable attorneys fees and all other costs and expenses incurred by Bank in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Bank.

          (d) "Loan Documents" shall mean loan agreements between Borrower and Bank and promissory notes from Borrower in favor of Bank evidencing or relating to any of the Indebtedness, and shall include, without limitation, any interest rate swap or other interest rate protection agreement or any other derivative transaction, and deeds of trust, mortgages, security agreements, and other agreements, documents, and instruments executed by Borrower in connection with such loan agreements, interest rate protection agreements and promissory notes, as such loan agreements, promissory notes, and other agreements, documents, and instruments are now in effect and as hereafter amended, restated, renewed or superseded.

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     3. Obligations Independent. The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions. Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

     4. Rights of Bank. Guarantor authorizes Bank, without notice or demand and without affecting its liability hereunder, from time to time to:

          (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of any Loan Documents;

          (b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security;

          (c) apply such security and direct the order or manner of sale thereof as Bank in its discretion may determine; and

          (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness.

     5. Guaranty to be Absolute. Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might operate as a discharge of or otherwise reduce, limit, or modify Guarantor's obligations under this Guaranty. Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Bank described in the immediately preceding paragraph. It is the express intent of Guarantor that Guarantor's obligations under this Guaranty are and shall be absolute and unconditional.

     6. Guarantor's Waivers of Certain Rights and Certain Defenses. Guarantor waives:

          (a) any right to require Bank to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Bank's power whatsoever;

          (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower;


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          (c) any defense based on any claim that Guarantor's obligations exceed or are more burdensome than those of Borrower; and

          (d) the benefit of any statute of limitations affecting Guarantor's liability hereunder.

No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

     7. Waiver of Subrogation. Until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated, Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives any right to enforce any remedy which Bank now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Bank.

     8. Waiver of Notices. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on any Loan Document (including Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

     9. Subordination. Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Bank or resulting from Guarantor's performance under this Guaranty, are hereby subordinated to the Indebtedness. In addition to Guarantor's waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Bank, Guarantor agrees that, if Bank so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Bank or facilities provided by Bank with respect to the Indebtedness have been terminated. If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Bank and shall be paid over to Bank on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Bank may have on any such property.

     10. Revocation of Guaranty. This Guaranty may be revoked at any time by Guarantor in respect to future transactions, unless there is a continuing consideration as to such transactions which Guarantor does not renounce. Such revocation shall be effective upon actual receipt by Bank, at the address shown below or at such other address as may have been provided to Guarantor by Bank, of written notice of revocation. Revocation shall not affect any of Guarantor's obligations or Bank's rights with respect to transactions which precede Bank's receipt of such notice, regardless of whether or not the Indebtedness related to such



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transactions, before or after revocation, has been renewed, compromised, extended, accelerated, or otherwise changed as to any of its terms, including time for payment or increase or decrease of the rate of interest thereon, and regardless of any other act or omission of Bank authorized hereunder. Revocation by Guarantor shall not affect any obligations of any other guarantor.

     11. Reinstatement of Guaranty. If this Guaranty is revoked, returned, or canceled, and subsequently any payment or transfer of any interest in property by Borrower to Bank is rescinded or must be returned by Bank to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

     12. Stay of Acceleration. In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately upon demand by Bank.

     13. No Deductions. All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes. In the event that Guarantor or Bank is required by law to make any such deduction or withholding, Guarantor agrees to pay on behalf of Bank such amount directly to the appropriate person or entity, or if the Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Bank such additional amounts as will result in the receipt by Bank of the full amount payable hereunder. Guarantor shall promptly provide Bank with evidence of payment of any such amount made on Bank's behalf.

     14. Information Relating to Borrower. Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower's financial condition or business operations as Guarantor may require, and that Bank has no duty, and Guarantor is not relying on Bank, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

     15. Borrower's Authorization. Where Borrower is a corporation, partnership, or limited liability company, it is not necessary for Bank to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor's liability set forth herein.

     16. Information Relating to Guarantor. Guarantor authorizes Bank to verify or check any information given by Guarantor to Bank, check Guarantors credit references, verify employment, and obtain credit reports.

     17. Foreign Currency. If any claim arising under or related to this Guaranty is reduced to judgment denominated in a currency (the "Judgment Currency") other than the currency or currencies in which the Indebtedness is denominated (individually, an "Obligation Currency"), the judgment shall be for the equivalent in the Judgment Currency of the amount of the claim denominated in each Obligation Currency included in the judgment, determined as of the date of judgment. The equivalent of any Obligation Currency amount in any Judgment


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Currency shall be calculated at the spot rate for the purchase of the Obligation
Currency with the Judgment Currency quoted by Bank in the place of Bank's choice at or about 8:00 a.m. on the date for determination specified above. Guarantor shall indemnify Bank and hold Bank harmless from and against all loss or damage resulting from any change in exchange rates between the date any claim is reduced to judgment and the date of payment thereof by Guarantor.

     18. Taxes. Guarantor represents and warrants that it is organized and resident in the United States of America. If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to a U.S. office of Bank so that no withholding tax is imposed on the payment. If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, then Guarantor shall pay any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which Bank's principal office or actual lending office is located and (b) measured by the United States taxable income Bank would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor's country) that are at any time imposed on any such payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph. Further, Guarantor shall also pay to Bank, on demand, all additional amounts that Bank specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed.

     19. Successors and Assigns. This Guaranty (a) binds Guarantor and Guarantor's executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Bank, and (b) inures to the benefit of Bank and Bank's endorsees, successors, and assigns. Bank may, without notice to Guarantor and without affecting Guarantor's obligations hereunder, sell, assign, grant participation in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part. Guarantor agrees that Bank may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Bank's possession concerning Guarantor, this Guaranty, and any security for this Guaranty, provided that such actual or potential participants or assignees shall agree to treat all financial information exchanged as confidential.

     20. Costs and Expenses. Guarantor agrees to pay all reasonable attorneys' fees, including allocated costs of Bank's in-house counsel, and all other costs and expenses which may be incurred by Bank (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Bank in any case commenced by or against Guarantor under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

     21. Notices. All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax number listed on the signature page, or to such other addresses as Bank and Guarantor may specify from time-to-time in writing. Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight owner shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.




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     22. Governing Law and Jurisdiction. This Guaranty shall be governed by and construed under the laws of the State of California. Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in the State of California, in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith. Service of process by Bank in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

     23. Arbitration and Waiver of Jury Trial

          (a) This paragraph concerns the resolution of any controversies or claims between Guarantor and Bank, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this Guaranty (including any renewals, extensions or modifications); or (ii) any document related to this Guaranty (collectively a "Claim").

          (b) At the request of Guarantor or Bank, any Claim shall be resolved by arbitration in accordance with the Federal Arbitration Act (Title 9, United States Code) (the "Act"). The Act will apply even though this Guaranty provides that it is governed by the law of a specified state.

          (c) Arbitration proceedings will be determined in accordance with the Act, the rules and procedures for the arbitration of financial services disputes of J.A.M.S./Endispute or any successor thereof ("J.A.M.S."), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

          (d) The arbitration shall be administered by J.A.M.S. and conducted in any state where real property collateral for this Guaranty or the Bank office originating the Indebtedness guaranteed by this Guaranty is located. All Claims shall be determined by one arbitrator; however, if the Claim is in excess of Five Million U.S. Dollars ($5,000,000), upon the request of any party, the Claim shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement, and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

          (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on J.A.M.S. under applicable J.A.M.S. rules of a notice of claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this Guaranty.



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          (f) This paragraph does not limit the right of Guarantor or Bank to:
     (i) exercise self-help remedies, such as but not limited to, setoff, (ii) initiate judicial or nonjudicial foreclosure against any real or personal property collateral, (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

          (g) The procedure described above will not apply if the Claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Bank secured by real property located in California. In this case, both Guarantor and Bank must consent to submission of the Claim to arbitration. If both parties do not consent to arbitration, the Claim will be resolved as follows: Guarantor and Bank will designate a referee (or a panel of referees) selected under the auspices of J.A.M.S. in the same manner as arbitrators are selected in J.A.M.S. administered proceedings. The designated referee(s) will be appointed by a court as provided in California Code of Civil Procedure Section 638 and the following related sections. The referee (or the presiding referee of the panel) will be an active attorney or a retired judge. The award that results from the decision of the referee(s) will be entered as a judgment in the court that appointed the referee, in accordance with the provisions of California Code of Civil Procedure Sections 644 and 645.

          (h) The filing of a court action is not intended to constitute a waiver of the right of Guarantor or Bank, including the suing party, thereafter to require submittal of the Claim to arbitration.

          (i) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such claim. This provision is a material inducement for the parties entering into this Guaranty.

     24. Counterparts. This Guaranty may be executed in as many counterparts as necessary or convenient, and by different parties on separate counterparts each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.


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Address for notices to Bank:
675 Anton Boulevard, 2nd Floor
Costa Mesa, CA 92626


Address for notices to Guarantor:

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Executed this                      day of                     , 2001
              --------------------        -------------------


                                             PACIFIC SUNWEAR STORES CORP.,
                                             a California corporation


                                             By: /s/ GREG H. WEAVER
                                                 -------------------------------
                                             Name:   Greg H. Weaver
                                             Title:  Chairman of the Board and
                                                     Chief Executive Officer


                                             SHOPPACSUN.COM CORP.,
                                             a California corporation

                                             By:
                                                 -------------------------------
                                             Name:
                                                   -----------------------------
                                             Title:
                                                    ----------------------------


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